UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): October 30, 2024
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6561 Irvine Center Drive
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Repurchase Agreement with JPMorgan Chase Bank, National Association.

On October 30, 2024, loanDepot JPM Warehouse Facility, LLC, a Delaware limited liability company and a wholly-owned subsidiary of loanDepot.com, LLC, as seller (“Seller”), entered into a Master Repurchase Agreement (the “Master Repurchase Agreement”) with loanDepot.com, LLC, a Delaware limited liability company and an indirect, majority-owned subsidiary of loanDepot, Inc., as guarantor and servicer (“loanDepot”), loanDepot JPM Warehouse Trust, a Delaware statutory trust, as asset subsidiary ( “Asset Subsidiary”) and JPMorgan Chase Bank National Association, a national banking association, as administrative agent (in such capacity, “Administrative Agent”) and a buyer (in such capacity, a “Buyer”) and other Buyers joined thereto from time to time (together with Administrative Agent in its capacity as a Buyer, the “Buyers”). Pursuant to the Master Repurchase Agreement, Seller will transfer to the Administrative Agent for the benefit of the Buyers the trust certificate of Asset Subsidiary (the “Purchased Certificate”) which represents 100% of the beneficial interest in certain residential mortgage loans. In exchange for the Purchased Certificate, Administrative Agent will transfer funds to Seller and agrees to transfer to Seller such Purchased Certificate against the transfer of funds by Seller to Administrative Agent on a date certain not later than the termination date. The Master Repurchase Agreement and certain ancillary agreements provide for uncommitted amount of $600 million to be used for the financing of certain residential mortgage loans. The expiration date of the Master Repurchase Agreement is October 30, 2025, unless extended or earlier terminated in accordance with the terms of the Master Repurchase Agreement.

The Master Repurchase Agreement contains representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. Additionally, the Master Repurchase Agreement provides that the Seller is required to cure any margin deficit at the request of the Administration Agreement. Should any event of default occur, the Master Repurchase Agreement may be terminated and the repurchase of any Purchased Certificate, and any underlying mortgage loans, may be accelerated to be immediately due and payable at the repurchase price.

Pursuant to a Guaranty, dated as of October 30, 2024 (the “Guaranty Agreement”), from loanDepot, as guarantor in favor of Administrative Agent on behalf of Buyers, loanDepot will guarantee the payment and performance by Seller and Asset Subsidiary of their respective obligations under the Master Repurchase Agreement as specified in the Guaranty Agreement.

The foregoing descriptions of the Master Repurchase Agreement and the Guaranty Agreement are not complete and are qualified in their entirety by reference to the full text of the Master Repurchase Agreement and the Guaranty Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Fourth Amendment to the Second Amended and Restate Master Repurchase Agreement with Everbank, N.A.

On October 31, 2024, loanDepot, as seller, entered into the Fourth Amendment (the “Fourth Amendment”) to that certain Second Amended and Restated Master Repurchase Agreement, dated December 28, 2023, as amended, restated, supplemented or otherwise modified from time to time and the Pricing Letter, dated December 28, 2023, as amended, restated, supplemented or otherwise modified from time to time with EverBank, N.A., as buyer (“Everbank”) pursuant to which loanDepot may sell to Everbank and later repurchase certain mortgage loans. The purpose of the Fourth Amendment is to extend the termination date of the Agreement to October 29, 2025.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All information set forth in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Master Repurchase Agreement, dated October 30, 2024, among loanDepot.com, LLC, loanDepot JPM Warehouse Trust, and JPMorgan Chase Bank, National Association.
10.2	Guaranty, dated October 30, 2024, made by loanDepot.com, LLC in favor of JPMorgan Chase Bank, National Association.
10.3#	Fourth Amendment to the Second Amended and Restate Master Repurchase Agreement, dated October 31, 2024, between loanDepot.com, LLC and Everbank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Confidential information has been omitted because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer

Date: November 1, 2024